Exhibit 99.1

[LOGO OF ONEOK]
Financial News

November 6, 2002	Contact: Judy Wilkinson
212-355-4449

ONEOK ANNOUNCES RESIGNATION OF TWO

BOARD MEMBERS APPOINTED BY WESTAR

TULSA, Okla., November 6, 2002 – ONEOK, Inc. (NYSE: OKE) today announced that Douglas T. Lake and John B. Dicus have resigned from ONEOK’s Board of Directors effective immediately. Both men had been nominated by Westar to serve as Westar’s representatives on ONEOK’s Board pursuant to the shareholder agreement executed at the time of ONEOK’s 1997 purchase of Westar’s gas distribution assets in Kansas.

ONEOK, Inc. is a diversified energy company involved primarily in oil and gas production, natural gas processing, gathering, storage and transmission in the mid-continent areas of the United States. The company’s energy marketing and trading operations provide service to customers in 28 states. The company is also the largest natural gas distributor in Kansas and Oklahoma, operating as Kansas Gas Service and Oklahoma Natural Gas Company, serving 1.4 million customers. ONEOK is a Fortune 500 Company.

For information about ONEOK, Inc. visit the Web site: www.oneok.com.

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